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                                                                    EXHIBIT 99.1


                     Teligent announces plans to reorganize
            voluntarily under Chapter 11 of the U.S. Bankruptcy Code

                 Company to continue serving business customers

VIENNA, VA., May 21, 2001 - Teligent, a provider of broadband communications services, today announced that the Company and its domestic subsidiaries plan to reorganize under Chapter 11 of the U.S. Bankruptcy Code. The filing, made voluntarily today in the U.S. Bankruptcy Court for the Southern District of New York, will enable Teligent to continue to offer and provide high quality broadband voice and data solutions while reorganizing its capital structure.

Teligent expects to continue its day-to-day operations while it uses the reorganization process to regain the financial strength it requires to compete effectively and bring the benefits of competition to businesses. The company has entered into an interim arrangement with its lenders to provide funds, subject to certain conditions, for near-term operations.

"The demand for last-mile broadband access remains insatiable," said Teligent Chief Executive Officer Yoav Krill. "Teligent is one of a few telecommunications providers who has built an extensive last-mile broadband network throughout the country. Our goal is to emerge from this reorganization with the appropriate cost framework to allow us to maximize the value of our nationwide network, positioning the company for significant future growth."


                                 ABOUT TELIGENT

Based in Vienna, Virginia, Teligent, Inc. (NASDAQ: TGNT) is a provider of broadband communication services offering business customers local, long distance, high-speed data and dedicated Internet services over its digital SmartWave(TM) local networks in major markets throughout the United States. The company is working with international partners to extend its reach into Europe, Asia and Latin America. Teligent's offerings of regulated services are subject to all applicable regulatory and tariff approvals.


For more information, visit the Teligent website at: www.teligent.com

Teligent is a registered trademark of Teligent, Inc. SmartWave is an exclusive trademark of Teligent, Inc.

Except for any historical information, the matters discussed in this press release contain forward-looking statements that reflect the company's current views regarding future events. These forward-looking statements involve risks and uncertainties that could affect the company's growth, operations, markets, products and services. The company cannot be sure that any of its expectations will be realized. Factors

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that may cause actual results, performance or achievement to differ materially from those contemplated by its forward looking statements include, without limitation: 1) The success of the company in obtaining additional financing; 2) The ability of the company to maintain the listing of its shares on the Nasdaq National Market or another principal trading exchange or market; 3) The volatility of the market, including changes in the valuations of other telecommunications and fixed wireless telecommunications companies; 4) The company's ability to successfully implement its new on-net strategy; 5) The timely supply of telecommunications equipment critical for the services the company provides; 6) The company's pace of entry into new domestic and international market areas and the ability to secure building access; 7) The company's success in obtaining spectrum licenses in international markets and its ability to negotiate definitive agreements with its international joint venture partners; 8) The ability of the company to hire or retain qualified personnel to operate its business; 9) The impact of changes in telecommunication laws and regulations; 10) The success the company has in gaining regulatory approval for its products and services, when required; 11) The ability of the company to adjust to rapid changes in technology and to prevent misappropriation of its technology; 12) The intensity of competition in the markets in which the company provides service and its ability to attract and retain a sufficient number of revenue-generating customers in such markets; 13) General economic conditions and the condition of the financial markets, particularly within the communications and technology sectors which have historically been more volatile than the markets; and 14) Other factors discussed in the company's filings with the Securities and Exchange Commission.


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